                                                                    EXHIBIT 10.8

                          SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (this "Agreement") is dated as of
January 16, 2007 among Towerstream Corporation, a Delaware corporation (the
"Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively the
"Purchasers").

     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the
"Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this
Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     1.1 Definitions. In addition to the terms defined elsewhere in this
Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

          "Action" shall have the meaning ascribed to such term in Section
     3.1(j).

          "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule
     144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

          "Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

          "Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

          "Closing Date" means the Trading Day when all of the Transaction
     Documents have been executed and delivered by the applicable parties thereto, and all conditions

     precedent to (i) the Purchasers' obligations to pay the Subscription Amount and (ii) the Company's obligations to deliver the Securities have been satisfied or waived.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the common stock of the Company, par value
     $[.001] per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

          "Common Stock Equivalents" means any securities of the Company or the
     Subsidiaries which would entitle the holder thereof to acquire at any time
     Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

          "Common Stock Transaction" means the issuance by the Company of units to "accredited investors", pursuant to the Private Placement Memorandum to be consummated within 2 weeks of consummation of the Merger, with each unit consisting of (i) 50,000 shares of Common Stock and (ii) a five-year detachable warrant to purchase 25,000 shares of Common Stock at $4.50 per share of Common Stock, at a purchase price of $112,500 per unit.

          "Company Counsel" means Haynes and Boone, LLP, with offices located at
     153 East 53rd Street, New York, New York, 10022.

          "Conversion Price" shall have the meaning ascribed to such term in the
     Debentures.

          "Debentures" means, the 8% Convertible Debentures due December 31,
     2009, issued by the Company to the Purchasers hereunder, in the form of
     Exhibit A attached hereto.

          "Disclosure Schedules" shall have the meaning ascribed to such term in
     Section 3.1.

          "Effective Date" means the date that the initial Registration
     Statement filed by the Company pursuant to the Registration Rights
     Agreement is first declared effective by the Commission.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers, directors, or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of the
     Company or a majority of the members of a committee of non-employee directors established (provided, however, any such issuances to

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     consultants shall not exceed 750,000 shares of Common Stock and Common
     Stock Equivalents, in the aggregate, in any 12 month period), (b)
     securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement and set forth on Schedule 3.1(g), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (c) shares of Common Stock and warrants (and shares of Common Stock underlying such warrants) issued or issuable pursuant to the Common Stock Transaction) and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is either an owner of, or an entity that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the
     Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

          "FWS" means Feldman Weinstein & Smith LLP with offices located at 420
     Lexington Avenue, Suite 2620, New York, New York 10170-0002.

          "GAAP" shall have the meaning ascribed to such term in Section 3.1(h).

          "Indebtedness" shall have the meaning ascribed to such term in Section
     3.1(aa).

          "Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(o).

          "Legend Removal Date" shall have the meaning ascribed to such term in
     Section 4.1(c).

          "Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

          "Material Adverse Effect" shall have the meaning assigned to such term in Section 3.1(b).

          "Material Permits" shall have the meaning ascribed to such term in
     Section 3.1(m).

          "Maximum Rate" shall have the meaning ascribed to such term in Section
     5.17.

          "Merger" means the closing of the acquisition of 100% of the issued and outstanding capital stock of Towerstream I, Inc. (f/k/a Towerstream
     Corporation) (the "Towerstream Subsidiary"), a Delaware corporation, by the
     Company pursuant to that certain Agreement of Merger and Plan of
     Reorganization among the Company (f/k/a

                                        3

     University Calendar Girls, Ltd.), Towerstream Acquisition Inc. and the
     Towerstream Subsidiary, of even date herewith.

          "Merger 8-K" shall have the meaning ascribed to such term in Section
     3.1(y).

          "Participation Maximum" shall have the meaning ascribed to such term in Section 4.13.

          "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          "Pre-Notice" shall have the meaning ascribed to such term in Section
     4.13.

          "Private Placement Memorandum" means that certain Confidential Private
     Placement Memorandum of Towerstream Corporation dated December 21, 2006, as supplemented to date.

          "Proceeding" means an action, claim, suit, investigation or proceeding
     (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Purchaser Party" shall have the meaning ascribed to such term in
     Section 4.11.

          "Registration Rights Agreement" means the Registration Rights
     Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

          "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

          "Required Approvals" shall have the meaning ascribed to such term in
     Section 3.1(e).

          "Required Minimum" means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Debentures
     (including Underlying Shares issuable as payment of interest), ignoring any conversion or exercise limits set forth therein, and assuming that the
     Conversion Price is at all times on and after the date of determination equal to the then Conversion Price on the Trading Day immediately prior to the date of determination.

          "Requisite Percentage" means the Purchasers holding a majority in interest of the Securities then outstanding as of the date of such determination.

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          "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "SEC Reports" shall have the meaning ascribed to such term in Section
     3.1(h).

          "Securities" means the Debentures, the Warrants, the Warrant Shares and the Underlying Shares.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

          "Short Sales" means all "short sales" as defined in Rule 200 of
     Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

          "Subscription Amount" means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified below such Purchaser's name on the signature page of this
     Agreement and next to the heading "Subscription Amount", in United States dollars and in immediately available funds.

          "Subsequent Financing" shall have the meaning ascribed to such term in
     Section 4.13.

          "Subsequent Financing Notice" shall have the meaning ascribed to such term in Section 4.13.

          "Subsidiary" means any subsidiary of the Company as set forth on
     Schedule 3.1(a).

          "Trading Day" means a day on which the Common Stock is traded on a
     Trading Market.

          "Trading Market" means the following markets or exchanges on which the
     Common Stock is listed or quoted for trading: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global
     Select Market, the New York Stock Exchange or the OTC Bulletin Board.

          "Transaction Documents" means this Agreement, the Debentures, the
     Warrants, the Registration Rights Agreement, all exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

          "Transfer Agent" means Pacific Stock Transfer Company, with a mailing address of 500 East Warm Strings Road, Suite 240, Las Vegas, NC 89119, and
     a facsimile number of (702) 433-1979, and any successor transfer agent of the Company.

                                        5

          "Underlying Shares" means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures.

          "Variable Rate Transaction" shall have the meaning ascribed to such term in Section 4.14(b).

          "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the
     Common Stock for such date (or the nearest preceding date) on the Trading
     Market on which the Common Stock is then listed or quoted as reported by
     Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to
     4:02 p.m. New York City time); (b) if the OTC Bulletin Board is not a
     Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets"
     published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

          "Warrants" means collectively the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section
     2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years, in the form of Exhibit C attached hereto.

          "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                                  ARTICLE II.
                                PURCHASE AND SALE

     2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase an aggregate of $3,500,000 in principal amount of the Debentures. Each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its respective Debenture and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of FWS or such other location as the parties shall mutually agree.

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     2.2 Deliveries.

          (a) On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

               (i) this Agreement duly executed by the Company;

               (ii) a legal opinion of Company Counsel, in the form of Exhibit D attached hereto;

               (iii) a Debenture with a principal amount equal to such
          Purchaser's Subscription Amount, registered in the name of such
          Purchaser;

               (iv) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 50% of such
          Purchaser's Subscription Amount divided by the Conversion Price, with an exercise price equal to $4.00, subject to adjustment therein;

               (v) a Warrant registered in the name of such Purchaser to
          purchase up to a number of shares of Common Stock equal to 50% of such
          Purchaser's Subscription Amount divided by the Conversion Price, with an exercise price equal to $6.00, subject to adjustment therein;

               (vi) Lockup agreements from each officer and director of the
          Company and of the Towerstream Subsidiary in the form of Exhibit E hereto; and

               (vii) the Registration Rights Agreement duly executed by the
          Company.

          (b) On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

               (i) this Agreement duly executed by such Purchaser;

               (ii) such Purchaser's Subscription Amount by wire transfer to the account as specified in writing by the Company; and

               (iii) the Registration Rights Agreement duly executed by such
          Purchaser.

     2.3 Closing Conditions.

          (a) The obligations of the Company hereunder in connection with the
     Closing are subject to the following conditions being met:

               (i) the accuracy in all material respects when made and on the
          Closing Date of the representations and warranties of the Purchasers contained herein;

               (ii) all obligations, covenants and agreements of the Purchasers

                                        7

          required to be performed at or prior to the Closing Date shall have been performed;

               (iii) the Merger shall have occurred; and

               (iv) the delivery by the Purchasers of the items set forth in
          Section 2.2(b) of this Agreement.

          (b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

               (i) the accuracy in all material respects when made and on the
          Closing Date of the representations and warranties of the Company contained herein;

               (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

               (iii) the delivery by the Company of the items set forth in
          Section 2.2(a) of this Agreement;

               (iv) the Merger shall have occurred and the Company shall have
          (A) delivered the Purchasers (x) evidence thereof and (y) a copy of the legal opinion issued in connection therewith, which legal opinion and certificate shall provide that the Purchasers are third party beneficiaries thereof and (B) provided evidence that the Company is prepared to file the Merger 8-K with the Commission on or before the
          4th Trading Day following the consummation of the Merger;

               (v) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

               (vi) from the date hereof to the Closing Date, trading in the
          Common Stock shall not have been suspended by the Commission or the
          Company's principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by
          Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or
          New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Debentures at the Closing.

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                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the
Purchasers concurrently herewith (the "Disclosure Schedules"), which Disclosure
Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties to each Purchaser. For clarity all references to the Subsidiaries shall include the Towerstream
Subsidiary and its business and its direct and indirect subsidiaries:

          (a) Subsidiaries. All of the direct and indirect subsidiaries of the
     Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each
     Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

          (b) Organization and Qualification. The Company and each of the
     Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in
     (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii)
     a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction
     Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no
     Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

          (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its

                                        9

     stockholders in connection therewith other than in connection with the
     Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

          (d) No Conflicts. The execution, delivery and performance of the
     Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not:
     (i) conflict with or violate any provision of the Company's or any
     Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject
     (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected;
     except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

          (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction
     Documents, other than (i) filings required pursuant to Section 4.6, (ii)
     the filing with the Commission of the Registration Statement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying
     Shares for trading thereon in the time and manner required thereby, and
     (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals").

          (f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction
     Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed

                                       10

     by the Company other than restrictions on transfer provided for in the
     Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.
     The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

          (g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g), which schedule shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the
     Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to (i) the Merger, (ii) the Common Stock Transaction, (iii)
     any transactions disclosed in the Private Placement Memorandum or (iv) the exercise of employee stock options under the Company's stock option plans, the issuance of shares of Common Stock to employees pursuant to the
     Company's employee stock purchase plan and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Each of the following representations and warranties is qualified in its entirety to
     Schedule 3.1(g), and with respect to any contracts, agreements, events, or obligations relating to periods prior to the date of the Merger, each of such representations and warranties is qualified to the extent of the actual knowledge of the Company: (i) no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents,
     (ii) except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of
     Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents, (iii) the
     issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the
     Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities and (iv) all of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the
     Company, between or among any of the Company's stockholders.

          (h) SEC Reports; Financial Statements. As of the date of the Merger, to the knowledge of the Company, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company through the date of the Merger under the Securities Act and the
     Exchange Act, including pursuant to Section

                                       11

     13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material), (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated
     therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited financial statements of the Towerstream Subsidiary and its direct and indirect subsidiaries for the past two fiscal years and unaudited financial statements for the most recent fiscal quarter are attached hereto as Schedule 3.1(h). Such financial statements comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with
     United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Towerstream Subsidiary and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

          (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof and except for consummation of the Merger, the Common Stock Transaction and the
     transactions disclosed in the Private Placement Memorandum, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the
     Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to
     GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this
     Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its
     Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been

                                       12

     publicly disclosed at least one Trading Day prior to the date that this representation is made. The representations and warranties in this Section
     3.1(i) as they relate to the Company prior to consummation of the Merger are qualified to the extent of the actual knowledge of the Company.

          (j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the
     Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i)
     adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a
     Material Adverse Effect. Neither the Company nor any Subsidiary, nor any
     director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the
     Exchange Act or the Securities Act. The representations and warranties in this Section 3.1(j) as they relate to the Company prior to consummation of the Merger are qualified to the extent of the actual knowledge of the
     Company.

          (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material
     Adverse Effect. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the
     Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its
     Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The representations and warranties in this Section 3.1(k) as they relate to the
     Company prior to consummation of the Merger are qualified to the extent of the actual knowledge of the Company.

          (l) Compliance. Neither the Company nor any Subsidiary (i) is in
     default under or in violation of (and no event has occurred that has not been waived that, with

                                       13

     notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii)
     is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect. The representations and warranties in this Section 3.1(l) as they relate to the
     Company prior to consummation of the Merger are qualified to the extent of the actual knowledge of the Company.

          (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the
     Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The representations and warranties in this Section 3.1(m) as they relate to the
     Company prior to the consummation of the Merger are qualified to the extent of the actual knowledge of the Company.

          (n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance. The representations and warranties in this Section 3.1(n) as they relate to the Company prior to the consummation of the Merger are qualified to the extent of the actual knowledge of the Company.

          (o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual
     Property Rights"). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that

                                       14

     the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the
     Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The representations and warranties in this
     Section 3.1(o) as they relate to the Company prior to the consummation of the Merger are qualified to the extent of the actual knowledge of the
     Company.

          (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has
     any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

          (q) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary
     (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of
     $60,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company. The representations and warranties in this Section 3.1(q) as they relate to the Company prior to consummation of the Merger are qualified to the extent of the actual knowledge of the Company.

          (r) [RESERVED]

          (s) Certain Fees. Any brokerage or finder's fees or commissions that are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other
     Person with respect to the transactions contemplated by the Transaction
     Documents, if any, are as set forth in the Private Placement Memorandum.
     The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type

                                       15

     contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

          (t) Private Placement. Assuming the accuracy of the Purchasers'
     representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the
     Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

          (u) Investment Company. The Company is not, and is not an Affiliate
     of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an "investment company" within the meaning of the
     Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment
     Company Act of 1940, as amended.

          (v) Registration Rights. Other than each of the Purchasers or as set forth in Schedule 3.1(v) and in the Private Placement Memorandum, no Person
     has any right to cause the Company to effect the registration under the
     Securities Act of any securities of the Company.

          (w) Listing and Maintenance Requirements. The Company has not, in the
     12 months preceding the date hereof, received notice from any Trading
     Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

          (x) Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation
     (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the
     Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchasers'
     ownership of the Securities.

          (y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the
     Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. Attached hereto as Schedule
     3.1(y) is a copy of a substantially final Current Report on Form 8-K (the
     "Merger 8-K") that the Company will file with the Commission in connection with the Merger on or prior to the 4th

                                       16

     Trading Day immediately following the date hereof (which Current Report contains, among other information, risk factors concerning the Company and financial statements required to be filed therewith). All disclosure furnished by or on behalf of the Company to the Purchasers regarding the
     Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading such that it would be reasonably anticipated to result in a Material Adverse Effect. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

          (z) No Integrated Offering. Assuming the accuracy of the Purchasers'
     representations and warranties set forth in Section 3.2, neither the
     Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provision of any Trading Market on which any of the securities of the Company are listed or designated.

          (aa) Indebtedness. Schedule 3.1(aa) sets forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any
     Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of
     Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

          (bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material
     Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

          (cc) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only

                                       17

     to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

          (dd) Foreign Corrupt Practices. Neither the Company, nor to the
     knowledge of the Company, any agent or other person acting on behalf of the
     Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended. The representations and warranties in this Section 3.1(dd) as they relate to the Company prior to consummation of the Merger are qualified to the extent of the actual knowledge of the Company.

          (ee) Accountants. The Company's accounting firm is set forth on
     Schedule 3.1(ee) of the Disclosure Schedule. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company's
     Annual Report on Form 10-KSB for the year ended November 30, 2006.

          (ff) Seniority. As of the Closing Date, no Indebtedness or other claim against the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby)
     and capital lease obligations (which is senior only as to the property covered thereby) and any materialman's or other statutory liens arising by operation of law.

          (gg) No Disagreements with Accountants and Lawyers. To the Company's knowledge, there are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

          (hh) Acknowledgment Regarding Purchasers' Purchase of Securities. The
     Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the
     Transaction Documents and the transactions contemplated thereby. The
     Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the
     Purchasers' purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter

                                       18

     into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

          (ii) Acknowledgment Regarding Purchasers' Trading Activity. Anything
     in this Agreement or elsewhere herein to the contrary notwithstanding
     (except for Sections 3.2(f) and 4.16 hereof), it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative"
     securities based on securities issued by the Company or to hold the
     Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or "derivative"
     transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the
     Company's publicly-traded securities; (iii) that any Purchaser, and counter-parties in "derivative" transactions to which any such Purchaser is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm's length counter-party in any
     "derivative" transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying
     Shares deliverable with respect to Securities are being determined and (b)
     such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

          (jj) Regulation M Compliance. The Company has not, and to its
     knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the
     Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company's placement agent in connection with the placement of the Securities.

     3.2 Representations and Warranties of the Purchasers. Each Purchaser
hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

          (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise

                                       19

     to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

          (b) Own Account. Such Purchaser understands that the Securities are
     "restricted securities" and have not been registered under the Securities
     Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the
     Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the
     Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the
     Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

          (c) Purchaser Status. At the time such Purchaser was offered the
     Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either: (i)
     an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3),
     (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act.
     Such Purchaser is not required to be registered as a broker-dealer under
     Section 15 of the Exchange Act.

          (d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the
     Securities, and has so evaluated the merits and risks of such investment.
     Such Purchaser is able to bear the economic risk of an investment in the
     Securities and, at the present time, is able to afford a complete loss of such investment.

          (e) General Solicitation. Such Purchaser is not purchasing the
     Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                                       20

          (f) Short Sales and Confidentiality Prior To The Date Hereof. Other
     than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any transaction, including Short Sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet
     (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof ("Discussion Time"). Notwithstanding the foregoing, in the case of a
     Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.
     Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

     4.1 Transfer Restrictions.

          (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this
     Agreement and the Registration Rights Agreement.

          (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

     [NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS
     [EXERCISABLE] [CONVERTIBLE]] HAS BEEN REGISTERED WITH THE SECURITIES AND
     EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE
     UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR
     SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
     SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM,

                                       21

     OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE
     SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS
     EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT,
     THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS
     SECURITY AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS
     SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR
     OTHER LOAN SECURED BY SUCH SECURITIES.

          The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in
     Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the
     Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule
     424(b)(3) under the Securities Act or other applicable provision of the
     Securities Act to appropriately amend the list of Selling Stockholders thereunder.

          (c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i)
     following any sale of such Underlying Shares pursuant to Rule 144 or pursuant to a sale made in accordance with an effective registration statement and delivery of a current prospectus, or (ii) if such Underlying
     Shares are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the
     Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the
     Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Debenture or Warrant is converted or exercised (as applicable)
     at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission)
     then such Underlying Shares shall be issued free of all legends. The
     Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the
     Company or the Transfer

                                       22

     Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the "Legend
     Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer
     Agent to the Purchasers by crediting the account of the Purchaser's prime broker with the Depository Trust Company System.

          (d) In addition to such Purchaser's other available remedies, if the
     Company fails for any reason to take all actions within the Company's control required to cause a restrictive legend to be removed pursuant to
     Section 4.1(c), the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying
     Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $5 per Trading Day for each Trading Day after the 4th Trading Day following the Legend Removal
     Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser's right to pursue actual damages for the
     Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

          (e) Each Purchaser, severally and not jointly with the other
     Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance that the Purchaser will sell any
     Securities pursuant to either the registration requirements of the
     Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a
     Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

     4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common
Stock, which dilution may be substantial under certain market conditions. The
Company further acknowledges that its obligations under the Transaction
Documents, including without limitation its obligation to issue the Underlying
Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

     4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any
Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the

                                       23

Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule
144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule
144.

     4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in
Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the
Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

     4.5 Conversion and Exercise Procedures. The form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the
Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures. No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures. The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver
Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

     4.6 Securities Laws Disclosure; Publicity. The Company shall, by 5:30 p.m.
New York City time on the 4th Trading Day following the date hereof, issue a
Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching the Transaction Documents thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the
Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each
Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.
Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the
Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration
Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the
Company shall provide the Purchasers with prior notice of such disclosure permitted under this subclause (ii).

     4.7 Shareholder Rights Plan. No claim will be made or enforced by the
Company or, with the consent of the Company, any other Person, that any
Purchaser is an "Acquiring Person" under any control share acquisition, business combination, poison pill (including any distribution

                                       24

under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving
Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

     4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the
Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

     4.9 Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), or to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

     4.10 [RESERVED]

     4.11 Indemnification of Purchasers. Subject to the provisions of this
Section 4.11, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a
"Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a
Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser's representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the
Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).
If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the

                                       25

right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the
Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser
Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such
Purchaser Party in this Agreement or in the other Transaction Documents.

     4.12 Reservation and Listing of Securities.

          (a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

          (b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required
     Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company's certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 120th day after such date.

          (c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such
     Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading
     Market or another Trading Market.

     4.13 Participation in Future Financing.

          (a) From the date hereof until the date that is the 12 month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a "Subsequent
     Financing"), each Purchaser shall have the right to participate in any
     Subsequent Financing, subject to the terms, conditions and price provided for in the Subsequent Financing, with such participation percentage

                                       26

     being expressed by a fraction, the numerator of which is $3,500,000 and the denominator of which is the sum of $3,500,000 and the proceeds received by the Company pursuant to the Common Stock Transaction (the "Participation
     Maximum").

          (b) At least 15 Trading Days following the determination to pursue the
     Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a "Subsequent Financing
     Notice"). Upon receipt by a Purchaser of a Subsequent Financing Notice, the
     Purchaser may be deemed to be in possession of material non-public information and shall thereupon suspend all trading in the securities of the Company until such date that is the earlier of (i) the date such
     Subsequent Financing is consummated or (ii) such date as the Purchaser determines receipt of such Subsequent Financing Notice does not constitute material non-public information. Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the
     Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent
     Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent
     Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

          (c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New
     York City time) on the 15th Trading Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the
     Subsequent Financing, the amount of the Purchaser's participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such 15th Trading Day, such
     Purchaser shall be deemed to have notified the Company that it does not elect to participate.

          (d) If by 5:30 p.m. (New York City time) on the 15th Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the
     Purchasers of their willingness to participate in the Subsequent Financing
     (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

          (e) If by 5:30 p.m. (New York City time) on the 15th Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase the greater of (a) their
     Pro Rata Portion (as defined below) of the Participation Maximum and (b)
     the difference between the Participation Maximum and the aggregate amount of participation by all other Purchasers. "Pro Rata Portion" is the

                                       27

     ratio of (x) the Subscription Amount of Securities purchased on the Closing
     Date by a Purchaser participating under this Section 4.13 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the
     Closing Date by all Purchasers participating under this Section 4.13.

          (f) The Company must provide the Purchasers with a second Subsequent
     Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.13, if the Subsequent
     Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent
     Financing Notice within 60 Trading Days after the date of the initial
     Subsequent Financing Notice.

          (g) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of (i) the Common Stock Transaction, (ii) an Exempt Issuance or
     (iii) an underwritten public offering of Common Stock.

     4.14 Subsequent Equity Sales.

          (a) [RESERVED]

          (b) From the date hereof until the one year anniversary of the Closing
     Date, absent prior written approval from the Requisite Percentage, the
     Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a Variable Rate Transaction. The term "Variable Rate Transaction" means a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the
     Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

     4.15 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the
Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

                                       28

     4.16 Short Sales and Confidentiality After The Date Hereof. Each Purchaser
severally and not jointly with the other Purchasers covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the
Company as described in Section 4.6, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each
Purchaser understands and acknowledges, severally and not jointly with any other
Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock "against the box" prior to the
Effective Date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the
Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.
Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such
Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

     4.17 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the
Purchasers at the Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

                                   ARTICLE V.
                                  MISCELLANEOUS

     5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser's obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before
January 17, 2007; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

     5.2 Fees and Expenses. At the Closing, the Company has agreed to reimburse
DKR SoundShore Oasis Holding Fund Ltd. ("DKR") the non-accountable sum of
$25,000, for its legal fees and expenses, none of which has been paid prior to the Closing. Accordingly, in lieu of the

                                       29

foregoing payments, the aggregate amount that DKR is to pay for the Securities at the Closing shall be reduced by $25,000 in lieu thereof. The Company shall deliver to each Purchaser, prior to the Closing, a completed and executed copy of the Closing Statement attached hereto as Annex A. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

     5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York
City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading
Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S.
nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

     5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding the Requisite
Percentage or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

     5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The
Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any
Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided

                                       30

such transferee agrees in writing to be bound, with respect to the transferred
Securities, by the provisions of the Transaction Documents that apply to the
"Purchasers".

     5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

     5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of
New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents)
shall be commenced exclusively in the state and federal courts sitting in the
City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction
Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     5.10 Survival. The representations and warranties shall survive the Closing and the delivery of the Securities for the applicable statue of limitations.

     5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

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     5.12 Severability. If any term, provision, covenant or restriction of this
Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the Purchaser shall be required to return any shares of Common
Stock delivered in connection with any such rescinded conversion or exercise notice.

     5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

     5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the
Purchasers and the Company will be entitled to specific performance under the
Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law
(including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof

                                       32

originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the
Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the
Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction
Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the
Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

     5.18 Independent Nature of Purchasers' Obligations and Rights. The
obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the
Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction
Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FWS. FWS does not represent all of the Purchasers but only DKR. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

     5.19 Liquidated Damages. The Company's obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of

                                       33

the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

     5.20 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction
Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

                            (Signature Pages Follow)

                                       34

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase
Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TOWERSTREAM CORPORATION                                     Address for Notice:

By: /s/ Jeffrey M. Thompson
    ----------------------------------
    Name:  Jeffrey M. Thompson
    Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]

                                       35

         [PURCHASER SIGNATURE PAGES TO TS SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase
Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _____________________________________________________________

Signature of Authorized Signatory of Purchaser: ________________________________

Name of Authorized Signatory: __________________________________________________

Title of Authorized Signatory: _________________________________________________

Email Address of Purchaser: ____________________________________________________

Facsimile Number of Purchaser: _________________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: _____________

Warrant Shares: _________________

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

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